EXHIBIT 10.2



                        PG&E CORPORATION
                   DEFERRED COMPENSATION PLAN
                   FOR NON-EMPLOYEE DIRECTORS
     (As Amended and Restated Effective as of July 22, 1998)


1.   Establishment and Purpose
     -------------------------

     The is the controlling and definitive statement of the PG&E Corporation Deferred Compensation Plan for Non-Employee
     Directors ("Plan").   The Plan was originally adopted on
     December 18, 1996, by the Board of Directors of PG&E Corporation to provide Directors of PG&E Corporation an opportunity to defer payment of their Meeting Fees and Retainer Fees. The Plan is also intended to establish a method of paying Meeting Fees and Retainer Fees which will assist the Corporation in attracting and retaining persons of outstanding achievement and ability as members of the Board of Directors of the Corporation.


2.   Definitions
     -----------

     (a) "Beneficiary" means the person, persons, or entity designated by the Director to receive payment of the Director's Deferred Compensation Account in the event of the death of the Director.

     (b) "Board" and "Board of Directors" means the Board of Directors of the Corporation.

     (c)  "Committee" shall mean the Nominating and Compensation
          Committee of the Board.

     (d) "Corporation" means PG&E Corporation, a California corporation.

     (e) "Deferred Compensation Account" means the bookkeeping account established pursuant to Section 6 on behalf of each Director who elects to participate in the Plan.

     (f) "Deferred Election Form" means a participation form to be supplied by the Secretary of the Corporation.

     (g) "Director" means a member of the Board of Directors who is not an employee of the Corporation or any subsidiary thereof.

     (h) "Director's Termination Date" shall mean the effective date of the Director's resignation from the Board of Directors of the Corporation.

     (i) "Meeting Fee" means the amount of compensation paid by the Corporation to a Director for his or her attendance and services at a meeting of the Board of Directors or any committee thereof. A Meeting Fee shall not include (i) any Retainer Fee, (ii) any reimbursement by the Corporation of expenses incurred by a Director incidental to attendance at a meeting of the Board of Directors or of a committee thereof or of any other expense incurred on behalf of the Corporation, or (iii) any amount payable with respect to services rendered prior to January 1, 1997.

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     (j)  "Plan" shall mean the PG&E Corporation Deferred Compensation
          Plan for Non-Employee Directors.

     (k) "Retainer Fee" means the amount of compensation paid by the Corporation to a Director for retaining his or her services during a calendar quarter. A Retainer Fee shall not include (i) any Meeting Fee, (ii) any reimbursement by the Corporation of expenses incurred by a Director incidental to attendance at a meeting of the Board of Directors or of a committee thereof or of any other expense incurred on behalf of the Corporation, or (iii) any amount payable with respect to services rendered prior to January 1, 1997.

     (l)  "Year" shall mean the calendar year.


3.   Eligibility
     -----------

     Each Director who receives a Meeting Fee or Retainer Fee for service on the Board of Directors shall be eligible to participate in the Plan.


4.   Participation
     -------------

     In order to commence participation in the Plan in 1997, a Director must file a deferral election with the Secretary of the Corporation prior to January 1, 1997. In order to commence participation in the Plan for calendar quarters commencing on or after April 1, 1997, a Director must file a Deferral Election Form with the Secretary of the Corporation prior to the first day of the calendar quarter for which participation is to become effective. Notwithstanding the foregoing, in the case of a newly elected Director, an election to participate shall be effective for the calendar quarter in which the Director is first elected if it is filed before the date the Director first receives a Meeting Fee or Retainer Fee (but in no event later than one month following the date of election).

     A participating Director may defer:

     (a)  All Retainer Fees only; or

     (b)  All Meeting Fees only; or

     (c)  All Retainer Fees and all Meeting Fees.

     The Retainer Fees and Meeting Fees deferred under (a), (b), or (c), above, shall be net of any amounts which a Director has authorized the Corporate Secretary to transmit to the Corporation's Dividend Reinvestment Plan. Partial deferral of Retainer Fees or Meeting Fees is not permitted.

     Payment to the Director of deferred compensation may, at the election of the participating Director, be paid in a lump sum or in a series of ten or less approximately equal annual installments. Payment to the Director shall commence in the Year following the Director's Termination Date or in such earlier Year as the Director may specify on the Deferral Election Form; provided however, that a Director may not elect to defer the receipt of Retainer Fees or Meeting Fees for less than three years.

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5.   Deferral Election
     -----------------

     A Director who elects to participate in the Plan shall file an executed Deferral Election Form with the Secretary of the Corporation indicating the compensation to be deferred, the time and form of distribution, and the Beneficiary designations described in Section 9.

     The Director's deferral election shall become effective and apply with respect to Meeting Fees and Retainer Fees earned for the first calendar quarter after the Deferral Election Form is filed with the Secretary of the Corporation and all subsequent calendar quarters until revoked (by electing not to further defer either Meeting Fees or Retainer Fees) or modified by the Director. The Director shall notify the Secretary of the Corporation in writing of any such revocation or modification, which shall apply solely to amounts deferred with respect to calendar quarters following the calendar quarter in which the revocation or modification is received by the Secretary of the Corporation.

     Notwithstanding the foregoing, the Director's designation as to time and form of distribution to the Director of deferred compensation may not be revoked or modified by the Director either as to amounts already deferred or as to amounts to be deferred in the future.


6.   Credits to Deferred Compensation Account
     ----------------------------------------

     Upon receipt of a duly filed Deferral Election Form, the Corporation shall establish a Deferred Compensation Account to which shall be credited an amount equal to the Meeting Fees and/or Retainer Fees which would have been payable currently to the Director but for the terms of the deferral election.

     Retainer Fees and Meeting Fees shall be credited to the Director's Deferred Compensation Account as of the following dates:

     (a) The deferred Retainer Fee for each calendar quarter shall be credited to such Account as of the first business day of such calendar quarter; and

     (b) The deferred Meeting Fee shall be credited to such Account as of the date of the meeting for which the Meeting Fee was earned.

7.   Earnings During Deferral Period
     -------------------------------

     At such time as participant elects to participate in the Plan, he shall also elect to have his account balances credited to the Utility Bond Fund or to the PG&E Corporation Phantom Stock Fund. Participant shall make such elections and in such percentages as the Secretary of the Corporation shall prescribe. Participant shall be able to reallocate account balances between the funds and reallocate new deferrals at such time and in such manner as the Secretary of the Corporation shall prescribe; provided, however, that a participant may not reallocate PG&E Corporation Phantom Stock Fund units and the earnings thereon which were credited to a participant's Deferred Compensation Account in connection with the termination of the PG&E Corporation Retirement Plan for Non-Employee Directors. Anything to the contrary herein notwithstanding, a participant may not reallocate account balances between funds if such reallocation would result in a non-

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     exempt discretionary transaction under Rule 16b-3 of the
     Securities Exchange Act of 1934, as amended, or any successor to Rule 16b-3, as in effect when the reallocation is requested.

     (a)  Utility Bond Fund
          -----------------

          On the first business day of each calendar quarter, interest shall be credited on the balance in each participant's Deferred Compensation Account as of the last day of the immediately preceding calendar quarter. Such interest shall be at a rate equal to the AA Utility Bond Yield reported in Moody's Public Utility, published in the issue of Moody's Investors Service immediately preceding the first day of the calendar quarter in which the interest is to be credited. Such interest shall become a part of the Deferred Compensation Account and shall be paid at the same time or times as the balance of the Deferred Compensation Account. Notwithstanding the above, if a participant has requested that his account balance be reallocated to the PG&E Corporation Phantom Stock Fund before the end of the quarter, prorated interest on the participant's account balance shall be calculated at a rate equal to the AA Utility Bond Yield reported in Moody's Public Utility, published in the issue of Moody's Investors Service immediately preceding the date of reallocation, shall be credited to the participant's account on the date of reallocation, and shall be subject to the reallocation request.

     (b)  PG&E Corporation Phantom Stock Fund
          -----------------------------------

          Deferrals credited to this Fund shall be converted into units (including fractions computed to three decimal places) each representing a share of PG&E Corporation stock. The value of a unit for purposes of determining the number of units to credit upon initial deferral or reallocation from the Utility Bond Fund, and for determining the dollar value of the aggregate number of units to be reallocated from the PG&E Corporation Phantom Stock Fund to the Utility Bond Fund, shall be the average of the daily high and low price of a share of PG&E Corporation common stock as traded on the New York Stock Exchange for the 30 trading days preceding
          (i) the date that deferrals and reallocations are credited to a participant's account in the PG&E Corporation Phantom Stock Fund in the case of new deferrals and reallocations from the Utility Bond Fund, and (ii) the date the Secretary of the Corporation receives a reallocation request, in the case of reallocations. Thereafter, the value of a unit shall fluctuate in accordance with the closing price of PG&E Corporation common stock on the New York Stock Exchange.

          Whenever dividends are paid with respect to the Corporation's common stock, additional units (including fractions computed to three decimal places) shall be credited to a participant's account on the dividend payment date in an amount determined by dividing (i) the aggregate amount of dividends, i.e,. the dividend multiplied by the number of units credited to the participant's account as of the dividend record date, by (ii) the closing price of PG&E Corporation common stock on the New York Stock Exchange on the dividend payment date. If, after the record date but before the dividend payment date, a participant's balance in the PG&E Corporation Phantom Stock Fund has been reallocated to the Utility Bond Fund, or has been paid to the participant or the participant's beneficiary, then an amount equal to the aggregate dividend shall be credited to the participant's

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          account in the Utility Bond Fund, or paid directly to the
          participant or the participant's beneficiary, whichever is applicable.

8.   Form and Time of Payment to a Director of Deferred
     --------------------------------------------------
     Compensation Account
     --------------------
     Payment to a Director of his or her Deferred Compensation Account shall be made in cash. At the election of the participant, the cash may be paid in a lump sum or in a series of ten or less approximately equal annual installments. Payment to the participant shall be made at such time and in such form as the participant has specified on the Director's deferral election form; provided, however, that payments shall commence (either as a lump sum or as the first of a series of ten or less approximately equal annual installments) no later than January of the Year following the Year in which the participant's service on the Board terminated. Payment to a participant of his or her deferred compensation account shall be made in January of each Year in which payment is to be made in accordance with the participant's deferral election.

     Notwithstanding the foregoing, amounts attributable to PG&E Corporation Phantom Stock Fund units and the earnings thereon which were credited to a participant's Deferred Compensation Account in connection with the termination of the PG&E Corporation Retirement Plan for Non-Employee Directors may not be distributed from the Plan until after the participant retires from the Board or age 65, whichever event occurs later. Such amounts shall be paid in a lump sum or in a series of ten or less approximately equal installments as previously specified by the Director. Payment shall commence in January of the Year following the Year in which the Director retired or attained age 65, whichever is later.

     For purposes of this Section 8 and Section 9 below, the amount of cash to be distributed upon settlement of units credited to a participant's account in the PG&E Corporation Phantom Stock Fund shall be equal to the number of credited units, or fraction thereof, multiplied by the average of the high and low price of a share of PG&E Corporation common stock as traded on the New York Stock Exchange for the 30 trading days preceding the date of distribution.

9.   Effect of Death of Participant
     ------------------------------

     Upon the death of a Director who participated in the Plan, all amounts, if any, remaining in his or her Deferred Compensation Account shall be distributed to the Beneficiary designated by the Director. Payment to the Beneficiary shall be made at such time and in such form as the participant has previously specified in a form previously filed with the Secretary of the Corporation; provided however, that payments shall commence (either as a lump sum or as the first of a series of ten or less approximately equal annual installments) no later than January of the Year following the Year in which the participant's death occurred. The Committee, however, reserves the right to determine in its sole discretion that payment shall be made at a different time or times (but no later than ten years after the death of the Director). Earnings, as determined under Section 7 of the Plan, shall be credited to the date of distribution.

     If the designated Beneficiary does not survive the Director or dies before receiving payment in full of the Director's Deferred Compensation Account, payment of the remaining balance shall be made as soon as practicable in a lump sum to the estate of the last to die of the Director or the designated Beneficiary. All Beneficiary designations

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     including selection of the timing and manner of payments to any Beneficiary) may be revoked or modified at the Director's option without the consent of the Beneficiary.
     The Director shall notify the Secretary of the Corporation in writing of any such revocation or modification.

10.  Participant's Rights Unsecured
     ------------------------------

     The interest under the Plan of any participating Director and such Director's right to receive a distribution of his or her Deferred Compensation Account shall be an unsecured claim against the general assets of the Corporation. The Deferred Compensation Account shall consist of bookkeeping entries only, and no Director shall have an interest in or claim against any specific asset of the Corporation pursuant to the Plan.

11.  Statement of Deferred Compensation Account
     ------------------------------------------

     The Secretary of the Corporation shall provide to each participating Director an annual statement of his or her Deferred Compensation Account no later than January 31 each year.

12.  Nonassignability of Interests
     -----------------------------

     The interests and property rights of any Director under the Plan shall not be assignable either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any act in violation of this
     Section 12 shall be void.

13.  Administration of the Plan
     --------------------------

     The Plan shall be administered by the Committee. In addition to the powers and duties otherwise set forth in the Plan, the Committee shall have full power and authority to administer and interpret the Plan, to establish procedures for administering the Plan, and to take any and all neces sary action in connection therewith. The Committee's interpretation and construction of the Plan shall be conclusive and binding on all persons.

14.  Amendment or Termination of the Plan
     ------------------------------------

     The Board of Directors may amend, suspend, or terminate the Plan at any time. In the event of such termination, the Deferred Compensation Accounts of participating Directors shall be paid at such times and in such forms as shall be determined pursuant to Section 8, unless the Board of Directors shall prescribe a different time or times for payments of such Accounts.

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